UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 28, 2005

MCLEODUSA INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-20763	42-1407240
(Commission File Number)	(IRS Employer Identification No.)

McLeodUSA Technology Park
4200 C. Street SW, P.O. Box 3177
Cedar Rapids, IA	52406-3177
(Address of Principal Executive Offices)	(Zip Code)

(319) 364-0000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03                                         BANKRUPTCY OR RECEIVERSHIP.

On October 28, 2005, McLeodUSA Incorporated (the “Company”) issued a press release, which is hereby incorporated by reference and attached hereto as Exhibit 99.1, announcing that it had filed the previously announced Joint Prepackaged Plan of Reorganization of the Company and its Affiliate Debtors (the “Plan”).  The Company and certain of its United States subsidiaries (the “Debtors”) filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (§§ 101-1330, as amended, the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Illinois (Eastern Division) (the “Bankruptcy Court”) on the same date.  The Debtors will continue to operate their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

ITEM 7.01                                         REGULATION FD DISCLOSURE

A copy of the Disclosure Statement with Respect to the Plan (the “Disclosure Statement”) is attached hereto as Exhibit 99.2.

The Disclosure Statement contains projections (the “Projections”) of operating profit, free cash flow and certain other items for the Company by year for the period from December 31, 2005 through December 31, 2007.  The Company does not, as a matter of course, publish its business plans, budgets or strategies or make external projections or forecasts of its anticipated financial position or results of operations.  The Company refers you to the limitations and qualifications of the Projections included in the Disclosure Statement, including, without limitation, those set forth in Appendix C - Financial Projections.

All information contained in the Disclosure Statement is subject to change, whether as a result of amendments to the Plan, as a result of the actions of the Bankruptcy Court or third parties, or otherwise.

The Disclosure Statement contains forward looking statements within the meaning of section 27A of the Securities Act and section 21C of the Securities Exchange Act of 1934, including statements concerning possible or assumed future results of operations of the Debtors and those preceded by, followed by or that include the word may, will, should, could, expects, plans, anticipates, believes, estimates, predicts, potential, or continue or the negative of such terms and other comparable terminology. You should understand that the factors described below, in addition to those discussed elsewhere in this Disclosure Statement, could materially affect the Debtors’ future results and could cause those results to differ materially from those expressed in such forward looking statements. These factors include: market conditions have adversely affected demand for certain communications services and may continue to delay the time required to achieve profitability and positive cash flow; Chapter 11 or Chapter 7 filings by customers; reduction in access rates as mandated by the Federal Communications Commission or state public utility commissions; the chance for additional adverse regulatory, legislative and other governmental developments; issues related to the Company’s financial situation and liquidity needs increasing the risk that it is unable to invest in the business and may fail to attract and retain customers; potential difficulties in attracting and retaining quality management and key personnel to execute the Company’s current business strategy; lower prices for the Company’s products and the inability to sell new competitively priced products; competition against large, financially strong competitors; pending mergers in the industry may foster more aggressive approaches by large competitors making it more difficult to obtain new customers and grow profits; enhanced technology and advanced products being offered by competitors that the Company cannot offer; and other risks and uncertainties as may be detailed from time to time in the Company’s public announcements and Securities and Exchange Commission filings.

Any financial forecasts or other forward looking analyses contained in the Disclosure Statement were not prepared with a view to complying with the guidelines for prospective financial statements published by the American Institute of Certified Public Accounts.  The Company’s independent registered public accounting firm has neither compiled nor examined the prospective financial information contained in the Disclosure Statement to determine the reasonableness thereof and, accordingly, has not expressed an opinion or any other form of assurance with respect thereto.

ITEM 9.01                                         FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
99.1	Press Release, dated October 28, 2005

99.2	Disclosure Statement with Respect to the Joint Prepackaged Plan of Reorganization of McLeodUSA Incorporated and its Affiliate Debtors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCLEODUSA INCORPORATED

Dated: October 28, 2005	By:	/s/ James E. Thompson
	Name:	James E. Thompson
	Title:	Group Vice President and General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated October 28, 2005

99.2	Disclosure Statement with Respect to the Joint Prepackaged Plan of Reorganization of McLeodUSA Incorporated and its Affiliate Debtors